POWER OF ATTORNEY

(For Executing Form ID and Forms 3, 4 and 5)

Know all by these presents, that the undersigned hereby constitutes and appoints each of
Mark Fitzgerald and Mark Bass of Wilson Sonsini, Goodrich & Rosati, P.C., and
Thomas Kramer
and Kevin Caimi of IonQ, Inc. (the "Company"), signing individually, the undersigned's
true and lawful attorneys-in fact and agents to:

 (1) Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "SEC") a Form
ID,
Uniform Application for Access Codes to File on EDGAR, including amendments thereto,
and any other documents necessary or appropriate to obtain codes and passwords enabling
the undersigned to make electronic filings with the SEC of reports required by
Section 16(a)
of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or
regulation thereunder, if required;

 (2) Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the SEC Form ID and Forms 3, 4 and 5 (including amendments thereto
and joint filing agreements in connection therewith) in accordance with Section
16(a) of
the Exchange Act and the rules thereunder in the undersigned's capacity as an officer,
director or beneficial owner of more than 10% of a registered class of securities of the
Company;

 (3) Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Form ID and Forms
3, 4 or 5
(including amendments thereto and joint filing agreements in connection therewith) and file
such forms with the SEC and any stock exchange, self-regulatory association or any similar
authority; and

 (4) Take any other action of any type whatsoever in connection with the foregoing
that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of,
or legally required of the undersigned, it being understood that the documents executed by the
attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in
such form and shall contain such terms and conditions as the attorney-in-fact may approve in
the attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney in fact full power and authority
to do and perform any and every act and thing whatsoever requisite, necessary, or proper to
be done in the exercise of any of the rights and powers herein granted, as fully to all intents
and purposes as the undersigned might or could do if personally present, with full power of
substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or
such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue
of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges
that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the
request of the undersigned, are not assuming (nor is the Company assuming) any of the undersigned's
responsibilities to comply with Section 16 of the Exchange Act.

 This Power of Attorney shall remain in full force and effect until the earliest to occur
of (a) the undersigned is no longer required to file Form ID or Forms 3, 4 and 5 with respect to
the undersigned's holdings of and transactions in securities issued by the
Company, (b) revocation
by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in fact
or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed
by the Company or Wilson Sonsini Goodrich & Rosati, P.C., as applicable.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed
as of the date written below.

Date:  February 26, 2024

Signature:  /s/ Robert Cardillo

Print Name:  Robert Cardillo